Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-151578) of O’Reilly Automotive, Inc., pertaining to the CSK Auto Corporation 2004 Stock and Incentive Plan, CSK Auto Corporation 1999 Employee Stock Option Plan, CSK Auto Corporation 1996 Executive Stock Option Plan, CSK Auto Corporation 1996 Associate Stock Option Plan and CSK Auto Corporation Nonqualified Stock Option Agreement with Lawrence N. Mondry, of our reports dated February 27, 2008, with respect to the consolidated financial statements of O’Reilly Automotive, Inc., and the effectiveness of internal control over financial reporting of O’Reilly Automotive, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the financial statement schedule included therein filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri

July 8, 2008